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EXHIBIT 99.1



                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE               CONTACT:      DANIEL M. HEALY
                                                  EXECUTIVE VICE PRESIDENT
                                                  CHIEF FINANCIAL OFFICER
                                                  (631) 844-1258


         NORTH FORK TO PRESENT AT UPCOMING FINANCIAL SERVICES CONFERENCE

     MELVILLE, N.Y. - SEPTEMBER 8, 2003 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) will be presenting at the Lehman Brothers 2003 Financial Services Conference on Tuesday, SEPTEMBER 9 at 11:00 A.M. (ET).

     Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on LEHMAN BROTHERS WEBCAST - SEPTEMBER 9, 2003. A printable version of the presentation slideshow will also be available on the North Fork website.





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